Pricing Supplement dated August 31, 1997                      Rule #424(b)(3)
(To Prospectus dated August 6, 1997)                          File No.333-28291

                         $200,000,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes



                                      Annual                                       Annual
                       Interest     Percentage                     Interest      Percentage
                         Rate          Yield                         Rate          Yield
Maturity              Per Annum       (APY)*      Maturity        Per Annum        (APY)*
--------              ---------       ------      --------        ---------        ------

91 Days                 5.83%          6.00%      One Year          6.72%          6.95%
Six Months              6.39%          6.60%      Two Years         7.00%          7.25%
Eighteen Months         6.81%          7.05%      Four Years        7.42%          7.70%
Thirty Months           7.09%          7.35%      Five Years        7.56%          7.85%





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*Effective annual yield assumes interest reinvested at the current daily rate. Substantial penalty for early withdrawal.